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                                                                    EXHIBIT 23.3
                       CONSENT OF INDEPENDENT ACCOUNTANTS
We consent to the inclusion in this registration statement of Cadmus Communications Corporation on Form S-3, of our report dated August 2, 1994 on our audits of the consolidated financial statements and financial statement schedules of Cadmus Communications Corporation and Subsidiaries as of June 30, 1994, and for the years ended June 30, 1994 and 1993, which report is included in this Form S-3. We also consent to the reference to our firm under the captions "Experts," "Summary Financial Data" and "Selected Financial and Operating Data."
                               COOPERS & LYBRAND L.L.P
Richmond, Virginia
September 13, 1995